SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2008

CYBER DIGITAL, INC.

(Exact name of registrant as specified in its charter)

New York	0-13992	11-2644640
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

400 Oser Avenue, Hauppauge, New York (Address of principal executive offices)	11788 (Zip code)

Registrant's telephone number, including area code: (631) 231-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation

On January 15, 2008, Cyber Digital, Inc. (the "Company") filed with the Department of State of the State of New York a Certificate of Amendment of its Certificate of Incorporation. The amendment increased the number of authorized shares of capital stock of the Company from 70,000,000 to 460,000,000 shares, of which 10,000,000 shares are shares of preferred stock, par value $0.05 per share, and 450,000,000 shares are shares of common stock, par value $0.0066667 per share.

The Company's Amendment to the Certificate of Incorporation was authorized by a vote of the Company's board of directors, and was ratified by the Company's stockholders at the Annual Meeting of Stockholders on November 30, 2007 and certified by the Department of State of the State of New York on January 15, 2008.

Item 9. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No. Description

3.1 Certificate of Amendment of Certificate of Incorporation dated January 15, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Cyber Digital, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBER DIGITAL, INC.

/s/ J.C. Chatpar J.C. Chatpar President and Chief Executive Officer

DATE: January 15, 2008

Exhibit Index

Exhibit No. Description

3.1 Certificate of Amendment of Certificate of Incorporation dated January 15, 2008.